Exhibit 5.1

Attorneys at Law
Baton Rouge
Birmingham
Houston
Jackson
Memphis
Mobile
Nashville
New Orleans
November 16, 2007	Washington, DC

Board of Directors

BPZ Resources, Inc.

580 Westlake Park Boulevard, Suite 525

Houston, Texas 77079

RE:          BPZ Resources, Inc.—Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for BPZ Resources, Inc., a Texas corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of up to $266,000,000 aggregate initial offering price of securities consisting of common stock, no par value (the “Common Stock”) of the Company. Such Common Stock is being registered for the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company pursuant to Rule 415 of the Securities Act.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of corporate officers and public officials and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth. We have assumed after due inquiry the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have also assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance.

Based upon the foregoing and subject to the qualifications herein stated, we are of the opinion that, with respect to any offering of the shares of Common Stock, when (i) the Registration Statement and any amendments thereto (including post-effective amendments thereto) have become effective under the Securities Act, (ii) an appropriate Prospectus Supplement with respect to the shares of Common Stock has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, (iii) if the shares of Common Stock are to be sold  pursuant to a purchase, underwriting or similar agreement, such purchase, underwriting or similar agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and has become a valid and binding agreement of the Company, (iv) the Company’s Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to authorize and approve the issuance of and terms of the offering of the shares of Common Stock and related matters, and (v) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefore having been made in the share register of the Company, against payment therefor, as contemplated in the Registration Statement, the Prospectus and related Prospectus Supplement(s) in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, then the shares of Common Stock will be legally issued, fully paid and non-assessable.

The opinion rendered herein is only as of the date hereof and we undertake no obligation to update this opinion. We

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hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. By giving such consent we do not thereby admit we are in the category of persons where consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Sincerely,

/s/ ADAMS AND REESE LLP
ADAMS AND REESE LLP